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                                                                    EXHIBIT (18)



                           CONESTOGA FAMILY OF FUNDS
                                (THE "COMPANY")

                  PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM

                                I. INTRODUCTION

                 On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need for an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to have a written plan setting forth the separate arrangements for shareholder services and distribution for each class, methods for allocating expenses to each class and any conversion features or exchange privileges. Prior to the effective date hereof, the Company operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission. The effective date of this Plan is May 1, 1995.

                           II. ATTRIBUTES OF CLASSES

A.       General

                 The Company offers two classes of shares--Institutional Shares and Retail Shares. The Institutional Shares and Retail Shares of an investment portfolio (a "Fund") of the Company shall have different arrangements for shareholder services and distribution as set forth herein. The Retail Shares shall bear a fee pursuant to a Distribution and Service Plan (the "12b-1 Plan") and may bear additional retail transfer agency expenses. Each class has separate exchange privileges.

B.       Distribution and Shareholder Services and Expenses

                 RETAIL SHARES

                 Retail Shares of the Cash Management, U.S. Treasury Securities and Tax-Free Funds (the "Money Market Funds") shall be offered to the general public without a sales charge. Retail Shares of the Funds of the Company which are not Money Market Funds (the "Non-Money Market Funds") shall be offered to the general public and shall be subject to a sales charge as described more fully from time to time in the Company's current Retail Shares Prospectus, and shall be subject to a fee payable to SEI Financial Services Company (the "Distributor") under the 12b-1 Plan in an amount not to exceed on an annual basis .40% of
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the average daily net assets of the Retail Class of such Fund (the "Fee") to compensate the Distributor for the following: (i) payments the Distributor makes to banks and other institutions and industry professionals, broker-dealers, including the Company's investment advisor or sub-advisor, Distributor, and their affiliates or subsidiaries (collectively referred to as "Participating Organizations"), pursuant to an agreement in connection with providing administrative support services to the holders of a Fund's Retail Shares; or (ii) payments to financial institutions and industry professionals such as insurance companies, investment counselors, accountants and estate planning firms (but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries in consideration for distribution services provided and expenses assumed in connection with distribution assistance, including but not limited to printing and distributing Prospectuses to persons other than current shareholders of a Fund, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of a Fund's Retail Shares, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries.

                 INSTITUTIONAL SHARES

                 Institutional Shares shall be offered in connection with the requirements of qualified accounts maintained by or on behalf of customers by the Company's investment advisor, its related companies or their correspondents. Institutional Shares shall be offered without a sales charge and shall not be subject to a fee payable pursuant to the 12b-1 Plan.

C.       Shareholder Services

         1.      Exchange Privileges

                 RETAIL SHARES

                 Shareholders who have paid a sales charge on purchases of Retail Shares of the Non-Money Market Funds are entitled to exchange those Retail Shares for Retail Shares of another Non-Money Market Fund at the net asset value per Share. Shareholders may also exchange Retail Shares of the Money Market Funds for Retail Shares of another Money Market Fund at the net asset value per Share without payment of a sales charge. In addition, Retail Shares of a Money Market Fund that were acquired by a previous exchange from Retail Shares of a Non-Money Market Fund may be exchanged for Retail Shares of a Non-Money Market Fund without payment of any additional sales charge. Retail Shares exchanged must have a current value of at least $1,000.

                 INSTITUTIONAL SHARES
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                 Holders of Institutional Shares may exchange those shares for
Institutional Shares of any Fund at respective net asset values, provided that the Institutional Shares exchanged have a current value of at least $1,000.

         2.      Directed Dividend Option

                 RETAIL SHARES

                 Holders of Retail Shares shall have a directed dividend option as described more fully from time to time in the Company's current Retail Shares Prospectus whereby a shareholder may elect to have all income dividends and capital gains distributions from a Fund paid by check, reinvested in shares of the Fund or, if eligible, reinvested in shares of another Fund, without the payment of a sales charge.

                 INSTITUTIONAL SHARES

                 A directed dividend option is not available to holders of Institutional Shares.

         3.      Conestoga IRAs

                 RETAIL SHARES

                 Individual retirement accounts are offered to holders of Retail Shares as described more fully from time to time in the Company's current Retail Shares Prospectus.

                 INSTITUTIONAL SHARES

                 Individual retirement accounts are not offered to holders of Institutional Shares.

         4.      Auto Invest Plan

                 RETAIL SHARES

                 Holders of Retail Shares may make regular monthly or quarterly purchases of Retail Shares through automatic deductions from their bank accounts as described more fully from time to time in the Company's current Retail Shares Prospectus.

                 INSTITUTIONAL SHARES

                 An automatic investment plan is not available to holders of Institutional Shares.





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         5.      Redemption by Telephone

                 RETAIL SHARES

                          Retail Shares may be redeemed by telephone as
described from time to time in the Company's current Retail Shares Prospectus.

                 INSTITUTIONAL SHARES

                          Institutional Shares may not be redeemed by
telephone.

         6.      Redemption by Check

                 RETAIL SHARES

                          Shares in the Money Market Funds may be redeemed by
check as described from time to time in the Company's current Retail Shares Prospectus.

                 INSTITUTIONAL SHARES

                          Institutional Shares may not be redeemed by check.

         7.      Automatic Withdrawal Plan

                 RETAIL SHARES

                          Holders of Retail Shares shall have an automatic
withdrawal plan whereby a shareholder generally may make regular monthly or quarterly redemptions of Retail Shares as described from time to time in the Company's current Retail Shares Prospectus.

                 INSTITUTIONAL SHARES

                          An automatic withdrawal plan is not available to
holders of Institutional Shares.

D.       Methodology for Allocating Expenses Between Classes

                 On a daily basis, expenses are attributable to each class of shares depending on the nature of the expenditures. Expenses fall into three categories:

                 (1) Expenses incurred by the Company (e.g., trustee fees, custodian fees, etc.) not attributable to a particular Fund or a particular class thereof ("Company Expenses");





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                 (2)      Expenses incurred by a Fund but not attributable to a
particular class of the Fund's shares (e.g., investment advisory fees) ("Fund Expenses"); and

                 (3) Expenses specifically attributable to a particular class ("Class Expenses"), which will be limited to: (a) fees payable pursuant to the 12b-1 Plan; and (b) transfer agent expenses as identified by the Transfer Agent as being attributable to a specific class.

                 Prior to determining the day's net asset value and any distributions to shareholders, the following expense items shall be calculated as indicated;

                 1. Company Expenses are allocated to each class of shares of the Company based upon the relative net assets of such classes of shares.

                 2. Fund Expenses are allocated to each class of shares of the Fund based upon the relative net assets of such classes.

                 3. Class Expenses are allocated to the Class to which they are attributable.





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